SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  August 30, 2004

Commission File Number 1-7107

LOUISIANA-PACIFIC CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	1-7107	93-0609074
(State or other jurisdiction of incorporation or organization)	Commission File Number	(IRS Employer Identification No.)

414 Union Street, Suite 2000, Nashville, TN 37219

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (615) 986-5600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

Director Compensation

At a meeting of the Board of Directors (the “Board”) of Louisiana-Pacific Corporation (“LP”) on November 6, 2004, the Board established the cash compensation to be paid to the non-executive Chairman of the Board at $150,000 per year and re-established the cash compensation to be paid to the other non-employee members of the Board to be as follows:  (1) $30,000 per year for service as a director, $10,000 per year for service as Chairman of the Board’s Finance and Audit Committee and $5,000 per year for service as Chairman of any other Board Committee other than the Executive Committee and (2) $1,750 for each in-person and telephone meeting of the Board attended and $1,000 for each in-person and telephone meeting of a Board Committee attended, with all of said amounts payable in cash on a quarterly basis.  The cash compensation to be paid to LP’s non-employee directors is in addition to awards of stock and stock options under the LP 2000 Non-Employee Director Restricted Stock Plan and the LP 1992 Non-Employee Director Stock Option Plan.

At a meeting of the Board held on January 29, 2005, the Board increased the annual fee to be paid to non-employee directors (other than the Chairman of the Board) to $35,000 and increased the fee to be paid to non-employee directors (other than the Chairman of the Board) for each meeting of a committee of the Board attended in person or by telephone to $1,500.

Discretionary Bonuses; Annual Cash Incentive Awards

At a meeting of the Compensation Committee held on January 29, 2005, the Compensation Committee granted discretionary cash bonuses for 2004 to Richard Frost, LP’s Chief Executive Officer, and Curtis Stevens, LP’s Executive Vice President, Administration and Chief Financial Officer, in the amounts of $150,000 and $20,000, respectively.  The bonuses were granted in recognition of the additional responsibilities assumed by Messrs. Frost and Stevens following the retirement of Mark A. Suwyn from his position of Chief Executive Officer of LP on October 31, 2004, and were in addition to awards payable to Messrs. Frost and Stevens for 2004 under the Louisiana-Pacific Corporation Annual Cash Incentive Award Plan (the “Incentive Award Plan”) in the respective amounts of $302,907 and $333,245.  Amounts payable to Harold Stanton, LP’s Executive Vice President, Specialty Products and Sales, and Jeffrey Wagner, LP’s Vice President, OSB, for 2004 awards under the Incentive Award Plan were $197,915 and $135,719, respectively.

Base Salaries

At a meeting of the Compensation Committee held on January 29, 2005, the Compensation Committee reconfirmed base salaries for LP’s executive officers for 2005 as follows:  Mr. Frost, $640,000; Mr. Stevens, $400,000; Mr. Stanton, $285,000; and Mr. Wagner, $215,000.  Salaries at those levels had previously been established for Messrs. Frost, Stevens and Wagner on November 6, 2004 (retroactive, in the case of Mr. Wagner, to September 1, 2004) and for Mr. Stanton on August 30, 2004.

Executive Deferred Compensation Plan

On January 29, 2005, the Company adopted the amended and restated Louisiana-Pacific Corporation 2004 Executive Deferred Compensation Plan, effective as of January 1, 2005 (the

“Plan”).

The Plan, which is an unfunded plan, is intended to provide an opportunity for participants to elect to defer the receipt of a portion of their compensation.  Employees of LP and its subsidiaries who are (a) within Level 1 or 2 of the Louisiana-Pacific Corporation Management Incentive Plan and (b) participate in LP’s Retirement Account Plan and the profit sharing component of LP’s Salaried 401(k) and Profit Sharing Plan (the “Qualified Plans”) are automatically participants in the Plan.  Each of LP’s executive officers is a participant in the Plan.

On the terms and subject to the conditions set forth in the Plan, participants may elect to defer a portion of their base salary and/or annual bonus.  The amount deferred by each participant will be reflected by a bookkeeping entry.  On the terms and subject to the conditions set forth in the Plan, additional bookkeeping entries will be maintained for each participant to reflect (a) notional matching contributions by LP at a 3.5% level and (b) any additional contributions by LP required under the Plan in specified circumstances in which the participant’s contributions to the Qualified Plans were limited or reduced.  Amounts credited to participants’ accounts will be adjusted from time to time to reflect amounts of income, gain or loss that would result from the notional investment of such amounts in specified investment funds designated by or at the discretion of an administrative committee and selected by the participants.  On the terms and subject to the conditions set forth in the Plan, upon the termination of the employment of a participant for any reason, the participant will be entitled to receive his or her vested account balances, either in a lump sum or in the form of an annuity over a period of not more than 15 years designated by the participant.

The foregoing description of the Plan is qualified in its entirety by reference to the full text thereof, which is filed as Exhibit 10.1 to this report and incorporated herein by reference.

Employment Agreement with Mr. Wagner

On February 1, 2005, LP entered into a Change of Control Employment Agreement with Mr. Wagner, a copy of which is filed as Exhibit 10.2 to this report and incorporated herein by reference.

Additional Information

The information set forth above should be read in conjunction with the information set forth under the caption “Executive Compensation” in LP’s Proxy Statement relating to its 2004 Annual Meeting of Stockholders, which is available at LP’s website at www.lpcorp.com and the Securities and Exchange Commission’s website at www.sec.gov.

Item 1.02   Termination of a Material Definitive Agreement.

Non-Renewal of Change-In-Control Employment Agreements

Each of Mr. Stevens, F. Jeff Duncan, Jr., Mr. Frost and Mr. Stanton is a party to a Change of Control Employment Agreement (each a “C-I-C Agreement”) with LP.  Each of the C-I-C Agreements automatically renews for successive three-year terms unless a notice of non-renewal is delivered by one of the parties.  LP delivered notices of termination in respect of each of the C-I-C Agreements on February 1, 2005.  Each of the C-I-C Agreements will therefore terminate at the end of its current term and will not be automatically renewed.

Item 9.01	(c) Exhibits.

	10.1	Louisiana-Pacific Corporation 2004 Executive Deferred Compensation Plan, as amended and restated effective January 1, 2005
	10.2	Change of Control Employment Agreement, dated as of February 2, 2005, between LP and Jeffrey Wagner

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOUISIANA-PACIFIC CORPORATION

	By:	/s/ CURTIS M. STEVENS
Curtis M. Stevens
Executive Vice President and Chief
Financial Officer
(Principal Financial Officer)

Date: January 29, 2005

EXHIBIT INDEX

Exhibit No.	Description

10.1	Louisiana-Pacific Corporation 2004 Executive Deferred Compensation Plan, as amended and restated effective January 1, 2005
10.2	Change of Control Employment Agreement, dated as of February 2, 2005, between LP and Jeffrey Wagner